UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2010, pursuant to a Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2010 pursuant to Rule 13e-4 of the Securities Exchange Act of 1934, as amended (the “Schedule TO”), and Amendment No. 1 thereto filed with the SEC on December 9, 2010 and Amendment No. 2 thereto filed with the SEC on December 27, 2010, Helix BioMedix, Inc. (the “Company”) consummated its offer (the “Offer”) to (a) amend and convert (together with all accrued interest thereon) into shares of its Common Stock or amend up to $3,474,000 in aggregate principal amount of its 8% Convertible Promissory Notes due July 1, 2011 (the “2011 Notes”) and up to $1,000,000 in aggregate principal amount of its 8% Convertible Promissory Notes due July 1, 2013 (the “2013 Notes,” and together with the 2011 Notes, the “Existing Notes”) and (b) amend and exercise its outstanding Warrants to purchase an aggregate of 868,500 shares of its Common Stock at an exercise price of $1.00 per share (the “2011 Warrants”) and Warrants to purchase an aggregate of 250,000 shares of its Common Stock at an exercise price of $0.80 per share (the “2013 Warrants,” and together with the 2011 Warrants, the “Existing Warrants”). Prior to consummation of the Offer, the 2011 Notes and 2013 Notes were convertible into shares of the Company’s Common Stock at a price of $1.00 per share and $0.80 per share, respectively; upon consummation of the Offer, all Existing Notes tendered and not withdrawn in the Offer were converted into shares of the Company’s Common Stock at a price of $0.60 per share. Prior to consummation of the Offer, the 2011 Warrants and 2013 Warrants were exercisable for shares of the Company’s Common Stock at an exercise price of $1.00 per share and $0.80 per share, respectively; upon consummation of the Offer, all Existing Warrants tendered and not withdrawn in the Offer were exercised for twice the number of shares of the Company’s Common Stock as the respective Existing Warrants at an exercise price per share equal to half of the exercise price of the respective Existing Warrants. Furthermore, upon consummation of the Offer, the Existing Notes and Existing Warrants tendered and not withdrawn in the Offer were terminated in their entirety. The results of the Offer are described in Item 8.01 below.

In addition, on December 27, 2010, the Company entered into a Warrant Amendment and Exercise Agreement (the “Warrant Exercise Agreement”) with RBFSC Inc. (“RBFSC”), pursuant to which (i) RBFSC amended and exercised for cash its Warrant issued on March 3, 2006 for 300,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share, thereby doubling the number of shares of Common Stock subject to the original Warrant and reducing by half the exercise price thereof; and (ii) the Company agreed to comply with the requirements for “qualified small business stock” under Section 1202 of the Internal Revenue Code of 1986, as amended. Frank T. Nickell, who beneficially owned approximately 50.4% of the Company’s outstanding Common Stock as of November 22, 2010, is the president and a director of RBFSC, and upon consummation of the transactions contemplated by the Offer and the Warrant Exercise Agreement, Mr. Nickell beneficially owned approximately 39.9% of the Company’s outstanding Common Stock as of December 27, 2010.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the terms and conditions of the Offer described in Item 1.01 above, upon conversion of the Existing Notes and exercise of the Existing Warrants in connection with the Offer, such Existing Notes and Existing Warrants were thereby terminated in their entirety.

In addition, pursuant to the terms and conditions of the Warrant Exercise Agreement described in Item 1.01 above, upon exercise of RBFSC’s Warrant issued on March 3, 2006, such Warrant was thereby terminated in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms and conditions of the Offer described in Item 1.01 above, on December 27, 2010, the Company issued (i) an aggregate of 6,461,921 shares of the Company’s Common Stock upon conversion of the amended 2011 Notes tendered and not withdrawn in the Offer; (ii) an aggregate of 1,766,827 shares of the Company’s Common Stock upon conversion of the amended 2013 Notes tendered and not withdrawn in the Offer; (iii) an aggregate of 1,452,000 shares of the Company’s Common Stock upon exercise of the amended 2011 Warrants tendered and not withdrawn in the Offer; and (iv) an aggregate of 500,000 shares of the Company’s Common Stock upon exercise of the amended 2013 Warrants tendered and not withdrawn in the Offer, which issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms and conditions of the Warrant Exercise Agreement described in Item 1.01 above, on December 27, 2010, the Company issued 300,000 shares of the Company’s Common Stock to RBFSC, which issuance was exempt from registration under Section 4(2) of the Securities Act.

Item 8.01	Other Events.

On December 27, 2010, the Company consummated the Offer described in Item 1.01 above. In connection with the Offer, (i) $3,374,000 in aggregate principal amount of 2011 Notes, representing 97% of the total aggregate principal amount of all 2011 Notes outstanding, were tendered for amendment and conversion and not withdrawn in the Offer; (ii) $1,000,000 in aggregate principal amount of 2013 Notes, representing 100% of the total aggregate principal amount of all 2013 Notes outstanding, were tendered for amendment and conversion and not withdrawn in the Offer; (iii) 2011 Warrants to purchase an aggregate of 1,452,000 shares of the Company’s Common Stock, representing 2011 Warrants to purchase 84% of the total number of shares of the Company’s Common Stock subject to all 2011 Warrants outstanding, were tendered for amendment and exercise and not withdrawn in the Offer; and (iv) 2013 Warrants to purchase an aggregate of 500,000 shares of the Company’s Common Stock, representing 2013 Warrants to purchase 100% of the total number of shares of the Company’s Common Stock subject to all 2013 Warrants outstanding, were tendered for amendment and exercise and not withdrawn in the Offer. Upon consummation of the Offer, the Existing Notes and Existing Warrants tendered and not withdrawn in the Offer were terminated in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: December 27, 2010	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer